UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013 (August 2, 2013)

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2013, OxySure Systems, Inc. (“OxySure” or the “Company”) entered into an agreement with an effective date of July 29, 2013 (“Agreement”) with Vencore Solutions, LLC, a Delaware limited liability company (“Vencore”). Master Lease Agreement Number 6906 (the “MLA”) and Lease Schedule Numbers 01 through and including Number 11 (collectively the “Leases”) were executed between October 30, 2006 and August 20, 2007 by OxySure as Lessee and Vencore as Lessor. As of the date of the Agreement, the balance owing to Vencore under the MLA was $307,661.83 (“Debt Obligation”).

The Agreement provides for the following:

(1) Payment Moratorium.  Vencore grants a payment moratorium (the “Payment Moratorium”) to OxySure which expires on December 31, 2013.  The Debt Obligation shall remain $307,661.83 and no further interest or late charges shall accrue until December 31, 2013.

(2) Settlement of Debt Obligation.  Vencore shall consider the Debt Obligation settled in full providing, on or before December 31, 2013, OxySure: (a) Pays the sum of $150,000.00 to Vencore; and (b) Provides Vencore, as holder, 75,000 shares of non-restricted OxySure common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By: /s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President,
Chief Financial Officer, and Secretary